PIMCO FUNDS

SECRETARY’S CERTIFICATE

I, Ryan G. Leshaw, solely in my capacity as Secretary of PIMCO Funds, a Massachusetts business trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meetings of the Board of Trustees of the Trust held on February 9-10, 2021:

RESOLVED, that the Trustees hereby approve and authorize the use of the Powers of Attorney executed by the Trustees and certain Officers of the Funds appointing Ryan G. Leshaw, Wu-Kwan Kit, Douglas P. Dick, Brenden C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel as attorneys-in-fact for the purpose of signing and filing on behalf of the Trusts their registration statements and any amendments thereto under the Securities Act of 1933 and the Investment Company Act of 1940 with the SEC, and the attorneys-in-fact are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 20th day of March, 2023.

PIMCO Funds

By: /s/ Ryan G. Leshaw
Ryan G. Leshaw
Secretary